UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 30, 2010

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 30, 2010, Nana Baffour, the CEO and Co-Executive Chairman of Midas Medici Group Holdings, Inc. (the “Company”) and Johnson Kachidza, the Company’s President, CFO and Co-Executive Chairman entered  into amendments (the “Amendments”) with the Company in connection with each of their employment agreements (the “Employment Agreements”).  The Amendments amend the Bonus Payment  provisions of the agreements to provide for a targeted bonus payment in a range from 0% to 250% of Base Salary, assuming the executives  meet performance goals set by the Board of Directors, on a year to year basis , instead of a target bonus range of 150% to 250% and removes the requirement that the target bonus after the third year of the employment term  shall be no less that the target bonus for the third year of the employment term. The Amendments also amend the Resignation for Good Reason  provisions of the agreements to clarify that good reason shall, include a change in the executives’ Base Salary, as defined in the employment agreements,  to be received by the executives for any full 12 months to less than 100% of the Base Salary, as defined in the employment agreements,  during the comparable period.

The above is a summary of  the Amendments  and is qualified in its entirety by the provision of each of the documents which are included as Exhibits 10.1 through 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Amendment to Employment Agreement between Midas Medici Group Holdings, Inc. and Nana Baffour dated as of April 30, 2010.

10.2*	Amendment to Employment Agreement between Midas Medici Group Holdings, Inc. and Johnson Kachidza dated as of April 30, 2010
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: May 6, 2010	By:	/s/ Nana Baffour
Nana Baffour, CEO and
Co-Executive Chairman